                                                     [SHIP LOGO VANGUARD/(R)/]




VANGUARD TOTAL INTERNATIONAL STOCK INDEX FUND
VANGUARD DEVELOPED MARKETS INDEX FUND


SUPPLEMENT TO THE PROSPECTUS DATED FEBRUARY 27, 2009


IMPORTANT ANNOUNCEMENT CONCERNING VANGUARD TOTAL INTERNATIONAL STOCK INDEX FUND

Vanguard Total International Stock Index Fund has completed its transition from investing directly in individual stocks and a combination of Vanguard mutual funds designed to track its target index to investing substantially all of its assets directly in the stocks included in its target index. The Fund's target index--the Total International Composite Index--is made up of stocks in the Morgan Stanley Capital International (MSCI/(R)/) Europe Index, the MSCI Pacific Index, and the MSCI Emerging Markets Index.

The Fund's investment objective, primary risks, and target index have not changed.


IMPORTANT ANNOUNCEMENT CONCERNING VANGUARD DEVELOPED MARKETS INDEX FUND

Effective June 8, 2009, Vanguard Developed Markets Index Fund will be permitted to track its target index by investing directly in common stocks that make up its target index, investing in a combination of mutual funds designed to track its target index, or both. The Fund's target index--the MSCI Europe, Australasia, Far East Index (the MSCI EAFE/(R)/ Index)--is not changing. Currently, the Fund uses a combination of underlying mutual funds to track the MSCI EAFE Index. In addition, the Fund's 80% investment policy will change to the following: "Under normal circumstances, the Fund will invest at least 80%, and usually all or substantially all, of its assets in the common stocks included in the MSCI EAFE Index and/or other Vanguard funds that use an indexing strategy to invest in stocks of companies located in developed markets."

                                                                  (over, please)

After these changes take effect, the Developed Markets Index Fund will begin a transition from investing in two underlying funds (Vanguard European Stock Index Fund and Vanguard Pacific Stock Index Fund) to investing substantially all of its assets directly in the common stocks that make up the MSCI EAFE Index. The Fund currently allocates substantially all of its assets between the European Stock Index Fund and the Pacific Stock Index Fund based on the market capitalizations of European and Pacific stocks in the MSCI EAFE Index. The MSCI EAFE Index includes approximately 1,000 common stocks of companies located in Europe, Australia, Asia, and the Far East. Once the transition has been completed, the Fund will invest substantially all of its assets directly in the common stocks included in the MSCI EAFE Index.

The Fund's investment objective, primary risks, and target index will not change.


















(C) 2009 The Vanguard Group, Inc. All rights reserved.

Vanguard Marketing Corporation, Distributor.                       PS113 032009

                                                      [SHIP LOGO VANGUARD/(R)/]


VANGUARD INSTITUTIONAL DEVELOPED MARKETS INDEX FUND



SUPPLEMENT TO THE PROSPECTUS DATED FEBRUARY 27, 2009



IMPORTANT ANNOUNCEMENT CONCERNING VANGUARD INSTITUTIONAL DEVELOPED MARKETS INDEX FUND

Effective June 8, 2009, Vanguard Institutional Developed Markets Index Fund will be permitted to track its target index by investing directly in common stocks that make up its target index, investing in a combination of mutual funds designed to track its target index, or both. The Fund's target index--the Morgan Stanley Capital International Europe, Australasia, Far East Index (the MSCI/(R)/ EAFE/(R)/ Index)--is not changing. Currently, the Fund uses a combination of underlying mutual funds to track the MSCI EAFE Index. In addition, the Fund's 80% investment policy will change to the following: "Under normal circumstances, the Fund will invest at least 80%, and usually all or substantially all, of its assets in the common stocks included in the MSCI EAFE Index and/or other Vanguard funds that use an indexing strategy to invest in stocks of companies located in developed markets."

After these changes take effect, the Institutional Developed Markets Index
Fund will begin a transition from investing in two underlying funds (Vanguard European Stock Index Fund and Vanguard Pacific Stock Index Fund) to investing substantially all of its assets directly in the common stocks that make up the MSCI EAFE Index. The Fund currently allocates substantially all of its assets between the European Stock Index Fund and the Pacific Stock Index Fund based on the market capitalizations of European and Pacific stocks in the MSCI EAFE Index. The MSCI EAFE Index includes approximately 1,000 common stocks of companies located in Europe, Australia, Asia, and the Far East. Once the transition has been completed, the Fund will invest substantially all of its assets directly in the common stocks included in the MSCI EAFE Index.

The Fund's investment objective, primary risks, and target index will not change.



(C) 2009 The Vanguard Group, Inc. All rights reserved.

Vanguard Marketing Corporation, Distributor.                       PS234 032009